UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, Ms. Shelley Thunen, Chief Financial Officer, at Endologix, Inc. (the"Company") notified The Board of Directors of the Company that she intends to resign from her position, effective upon the completion of the transition of her duties and responsibilities to a successor, in order to spend more time with family and pursue other personal interests. Ms. Thunen will continue to serve as the Company’s Chief Financial Officer through the completion of the recruitment and transition process to a new Chief Financial Officer and will remain available to the Company as long as is required to ensure a smooth and complete transition. The Board of Directors has commenced a search for a new Chief Financial Officer to replace Ms. Thunen. A press release announcing Ms. Thunen's resignation was issued on March 12, 2015, and a copy is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated March 12, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: March 13, 2015	/s/ John McDermott
Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 12, 2015.